Exhibit 5.1

300 North LaSalle Chicago, Illinois 60654 (312) 862-2000 www.kirkland.com	Facsimile: (312) 862-2200

[FORM OF OPINION TO BE RECEIVED FROM COUNSEL]

                    , 2014

Civitas Solutions, Inc.

313 Congress Street, 6th Floor

Boston, Massachusetts 02210

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as special counsel to Civitas Solutions, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company of                      shares of its common stock, par value $0.01 per share (the “Common Stock”), including                      shares of Common Stock, if any, to cover the exercise of an option to purchase additional shares, pursuant to a Registration Statement on Form S-1 (Registration No. 333-196281), originally filed with the Securities and Exchange Commission (the “Commission”) on May 27, 2014, under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”). Of the shares of Common Stock to be registered pursuant to the Registration Statement, up to                      shares are being offered by the Company (the “Primary Shares”) and up to                      shares are being offered by certain selling stockholders (the “Secondary Shares,” and together with the Primary Shares, the “Shares”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate”) to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares, (ii) minutes and records of the proceedings of the Company with respect to the issuance and sale of the Primary Shares and the original issuance of the Secondary Shares, (iii) the form of Underwriting Agreement in the form filed as Exhibit 1.1 to the Registration Statement (the “Underwriting Agreement”), filed with the Commission on             , 2014 and (iv) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as

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Civitas Solutions, Inc.

                    , 2014

copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.Upon filing of the Amended and Restated Certificate with the Secretary of State of the State of Delaware, the Primary Shares will be duly authorized, and, when (i) the Registration Statement becomes effective under the Act, the (ii) final Underwriting Agreement is duly executed and delivered by the parties thereto and (iii) the Primary Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the final Underwriting Agreement, the Primary Shares will be validly issued, fully paid and non-assessable.

2. The Secondary Shares have been duly authorized, validly issued and fully paid and are non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Shares.

Civitas Solutions, Inc.

                    , 2014

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

KIRKLAND & ELLIS LLP